Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Muscle Maker, Inc. on Form S-3 (No. 333-261497) to be filed on or about December 10, 2021 of, (i) our audit report dated April 15, 2021 relating to the combined financial statements of TNB Holdings, LLC, LB Holdings LLC, Poke Co. LLC, GLL Enterprises, LLC, Poke Co Holdings LLC, TNB Holdings II, LLC, and PKM Stamford, LLC as of and for the years ended December 31, 2020 and 2019, and (ii) our audit report dated December 30, 2020 relating to the combined financial statements of TNB Holdings, LLC, LB Holdings, LLC, Poke Co. LLC, GLL Enterprises, LLC, Poke Co. LLC, TNB Holdings II, LLC, and PKM Stamford, LLC as of and for the years ended December 31, 2019 and December 31, 2018. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-3.

/s/ Paris, Kreit & Chiu CPA LLP

Paris, Kreit & Chiu CPA LLP (formerly Benjamin & Ko)
New York, NY
December 10, 2021